UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2024

BRUKER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30833	04-3110160
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

40 Manning Road

Billerica, MA 01821

(Address of principal executive offices)(Zip Code)

(978) 663-3660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	BRKR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 17, 2024, Bruker Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with NanoString Technologies, Inc., a Delaware corporation (“Seller”), as the result of the Company being selected as the successful bidder in a sale authorized by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) pursuant to, inter alia, sections 105, 363, and 365 of the United States Bankruptcy Code (the “Bankruptcy Code”). Pursuant to the Asset Purchase Agreement, the Company and/or its permitted assignee (the “Buyer”) will acquire substantially all of the assets and rights associated with Seller’s business, including those used or held for use in connection with Seller’s nCounter and Spatial Biology product lines (the “Acquired Assets”), and assume certain of the Seller’s liabilities (the “Assumed Liabilities”), as such terms are defined in the Asset Purchase Agreement, for an aggregate purchase price of $392.6 million (the “Acquisition”).

The Buyer will purchase the Acquired Assets free and clear of all liens, claims, encumbrances and liabilities, other than the Assumed Liabilities. Seller, a chapter 11 debtor, filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. On April 12, 2024, the Company submitted a bid to purchase the Acquired Assets in accordance with the bidding procedures approved by the Bankruptcy Court. An auction was subsequently conducted on April 16, 2024, and the Company was deemed to be the successful bidder. The Bankruptcy Court approved the Company as the successful bidder at a hearing on April 19, 2024.

The closing of the Acquisition is expected to occur in the second quarter of 2024 and is subject to the satisfaction of certain customary closing conditions.

This description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On April 22, 2024, the Company issued a press release regarding the Acquisition. A copy of the press release is furnished herewith as Exhibit 99.1 and hereby incorporated by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Statement

The Asset Purchase Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of each of the parties thereto. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that Seller delivered in connection with the execution of the Asset Purchase Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, or for any other purpose, at the time they were made or otherwise.

Forward Looking Statements

Any statements contained in this Current Report on Form 8-K that do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expected timing of closing of the Acquisition. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, the risk that the closing conditions for the Acquisition will not be satisfied; the occurrence of any event, change or other circumstances that could give rise to the termination of the Asset Purchase Agreement; and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission, or SEC. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2023 and our subsequent quarterly reports on Forms 10-Q. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

Item 9.01. Financial Statements and Exhibits.

Exhibits.

Number	Description

2.1*	Asset Purchase Agreement, dated as of April 17, 2024, by and between Bruker Corporation and NanoString Technologies, Inc.
99.1	Press release dated April 22, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain exhibits and schedules have been omitted in accordance with Regulation S-K Item 601(b)(2). Bruker Corporation agrees to furnish to the SEC a copy of any omitted exhibits or schedules upon request of the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER CORPORATION (Registrant)

Date: April 22, 2024	By:	/s/ GERALD N. HERMAN
Gerald N. Herman
Executive Vice President and Chief Financial Officer